================================================================================



                             SYNTROLEUM CORPORATION

                            (a Delaware corporation)

                        5,916,000 Shares of Common Stock

                                       and

                          887,400 Common Stock Warrants


                             UNDERWRITING AGREEMENT





Dated:  May 21, 2004



================================================================================

                                Table of Contents

                                                                                Page
                                                                                ----
SECTION 1.  Representations and Warranties. ..................................    2
     (a)  Representations and Warranties by the Company ......................    2
          (i)      Compliance with Registration Requirements .................    2
          (ii)     Incorporated Documents ....................................    3
          (iii)    Independent Accountants ...................................    3
          (iv)     Financial Statements ......................................    3
          (v)      No Material Adverse Change in Business ....................    4
          (vi)     Good Standing of the Company ..............................    4
          (vii)    Good Standing of the Subsidiaries .........................    4
          (viii)   Capitalization ............................................    5
          (ix)     Authorization of Agreement ................................    5
          (x)      Authorization and Description of the Shares ...............    5
          (xi)     Authorization and Description of the Warrant Agreement ....    5
          (xii)    Authorization of the Warrant Shares .......................    5
          (xiii)   Authorization and Description of the Warrants .............    6
          (xiv)    Absence of Defaults and Conflicts .........................    6
          (xv)     Absence of Labor Dispute ..................................    6
          (xvi)    Absence of Proceedings ....................................    7
          (xvii)   Accuracy of Exhibits ......................................    7
          (xviii)  Absence of Further Requirements ...........................    7
          (xix)    Possession of Intellectual Property .......................    7
          (xx)     Possession of Licenses and Permits ........................    8
          (xxi)    Title to Property .........................................    8
          (xxii)   Investment Company Act ....................................    8
          (xxiii)  Environmental Laws ........................................    8
          (xxiv)   Registration Rights .......................................    9
          (xxv)    Stabilizing Transactions; Distribution of Prospectus ......    9
          (xxvi)   Statistical and Market Data ...............................    9
          (xxvii)  Finders' Fee ..............................................    9
          (xxviii) Payment of Taxes ..........................................    9
          (xxix)   Internal Controls .........................................   10
          (xxx)    Insurance .................................................   10
          (xxxi)   Related Party Transactions ................................   10
          (xxxii)  Offering Materials ........................................   10
          (xxxiii) Sales of Securities. ......................................   11
     (b)  Officer's Certificates .............................................   11

SECTION 2.  Sale and Delivery to Underwriter; Closing. .......................   11
     (a)  Securities .........................................................   11
     (b)  Payment ............................................................   11

SECTION 3.  Covenants of the Company .........................................   11
     (a)  Compliance with Securities Regulations and Commission Requests .....   11

     (b)  Filing of Amendments ...............................................   12
     (c)  Delivery of Registration Statements ................................   12
     (d)  Delivery of Prospectuses ...........................................   12
     (e)  Continued Compliance with Securities Laws ..........................   12
     (f)  Blue Sky Qualifications ............................................   13
     (g)  Rule 158 ...........................................................   13
     (h)  Use of Proceeds ....................................................   13
     (i)  Listing and CUSIP ..................................................   13
     (j)  Restriction on Sale of Securities ..................................   13
     (k)  Reporting Requirements .............................................   14
     (l)  Warrant Shares. ....................................................   14

SECTION 4.  Payment of Expenses ..............................................   14

SECTION 5.  Conditions of Underwriter's Obligations ..........................   15
     (a)  Effectiveness of Registration Statement ............................   15
     (b)  Opinion of Counsel for Company .....................................   15
     (c)  Opinion of General Counsel of Company ..............................   15
     (d)  Opinion of Counsel for Underwriter .................................   15
     (e)  Officers' Certificate ..............................................   15
     (f)  Accountant's Comfort Letter ........................................   16
     (g)  Bring-Down Comfort Letter ..........................................   16
     (h)  Approval of Listing ................................................   16
     (i)  Lock-up Agreements .................................................   16
     (j)  Additional Documents ...............................................   16

SECTION 6.  Indemnification. .................................................   16
     (a)  Indemnification of Underwriter .....................................   16
     (b)  Indemnification of Company, Directors and Officers .................   17
     (c)  Actions against Parties; Notification ..............................   17
     (d)  Settlement without Consent if Failure to Reimburse .................   18

SECTION 7.  Contribution .....................................................   19

SECTION 8.  Representations, Warranties and Agreements to Survive Delivery ...   20

SECTION 9.  Termination of Agreement. ........................................   20
     (a)  Termination; General ...............................................   20
     (b)  Liabilities ........................................................   20

SECTION 10. Notices ..........................................................   21

SECTION 11. Parties ..........................................................   21

SECTION 12. GOVERNING LAW AND TIME ...........................................   21

SECTION 13. Effect of Headings ...............................................   21

SCHEDULES
     Schedule A - Pricing Information
     Schedule B - List of Persons Subject to Lock-Up Letter

EXHIBITS

     Exhibit A - Form of Opinion of Company's Counsel
     Exhibit B - Form of Opinion of General Counsel of the Company Exhibit C - Form of Lock-Up Letter

                             SYNTROLEUM CORPORATION

                            (a Delaware corporation)

                        5,916,000 Shares of Common Stock

                                       and

                          887,400 Common Stock Warrants



                             UNDERWRITING AGREEMENT

                                                                    May 21, 2004

JEFFERIES & COMPANY, INC.
650 Poydras Street; Suite 2215
New Orleans, Louisiana 70130

Ladies and Gentlemen:

     Syntroleum Corporation, a Delaware corporation (the "Company"), confirms its agreement with Jefferies & Company, Inc. (the "Underwriter") with respect to the issue and sale by the Company and the purchase by the Underwriter, of (i) 5,916,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), and (ii) 887,400 warrants (collectively, the "Warrants") to purchase initially 887,400 shares of Common Stock, at an initial exercise price per share of $7.60. The Warrants are to be issued under a Warrant Agreement between the Company and American Stock Transfer and Trust Company, as warrant agent (the "Warrant Agent"), to be dated as of the Closing Date (the "Warrant Agreement") for the benefit of the holders of the Warrants. The shares of Common Stock issuable upon exercise of the Warrants are herein referred to as the "Warrant Shares." The Shares and the Warrant Shares are collectively referred to herein as the "Securities" and each a "Security."

     The Company understands that the Underwriter proposes to make an offering of the Securities (which will be a public offering) as soon as the Underwriter deems advisable after this Agreement has been executed and delivered.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 333-62290) covering the registration of common stock, warrants to purchase shares of common stock and shares of common stock issuable upon exercise of the Warrants under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). The registration statement has been declared effective by the Commission. Such registration statement (as so amended) is referred to herein as the "Registration Statement," and the final prospectus and the final prospectus supplement relating to the offering of the Securities, in the final forms furnished to the Underwriter by the Company for use in connection with the offering of the Securities, are collectively referred to herein as the "Prospectus;" provided, however, that all references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the execution of this Agreement. For purposes of this Agreement, all references to the Registration Statement, Prospectus, or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (or other references of like import) in the Registration Statement or Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement or Prospectus, as the case may be, prior to the execution of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement or Prospectus shall be deemed to include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement or Prospectus, as the case may be, after the execution of this Agreement.

     SECTION 1.  Representations and Warranties.

     (a) Representations and Warranties by the Company. The Company represents and warrants to the Underwriter as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with the Underwriter, as follows:

          (i) Compliance with Registration Requirements. At the time the Registration Statement became effective under the 1933 Act, the Company met the requirements for use of Form S-3 under the 1933 Act. The Registration Statement became effective under the 1933 Act on June 6, 2001, and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

          At the respective times the Registration Statement and any post-effective amendments thereto, if any, became effective and at the Closing Time, the Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Time, neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement or Prospectus.

          Each prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and the Prospectus delivered to the Underwriter for use in connection with this offering will, at the time of such delivery, be substantially identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Time did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (iii) Independent Accountants. Arthur Andersen LLP ("Andersen"), who certified certain of the financial statements and supporting schedules included in the Registration Statement and the Prospectus, were independent public accountants as required by the 1933 Act and the 1933 Act Regulations. The Company has obtained the requisite representations concerning audit quality controls, including representations regarding the continuity of personnel working on the audit and the availability of national office consultation, as required by the Commission.

          Grant Thornton LLP, which is reporting on certain of the audited financial statements of the Company included in the Registration Statement and the Prospectus, are independent public accountants within the meaning of the 1993 Act and 1933 Act Regulations.

          (iv) Financial Statements. The financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein, present fairly the financial position of the Company and its consolidated subsidiaries, or such other entity, as the case may be, at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries, or such other entity, as the case may be, for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the

     Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements incorporated by reference in the Registration Statement and the Prospectus.

          (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

          (vii) Good Standing of the Subsidiaries. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary was issued in violation of preemptive or other similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (a) the subsidiaries listed in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2003 and (b) certain other subsidiaries, none of which constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

          (viii) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement and Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement and Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement and Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of preemptive or other similar rights of any securityholder of the Company. Except as described in the Registration Statement and Prospectus, the Company does not have outstanding any rights, options, warrants or other similar agreements or arrangements which entitle Persons to acquire capital stock or other securities of the Company.

          (ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

          (x) Authorization and Description of the Shares. The Shares have been duly authorized by the Company for issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; the Common Stock conforms, in all material respects, to all statements relating thereto contained in the Prospectus and such description conforms, in all material respects, to the rights set forth in the instruments defining the same; no holder of the Shares will be subject to personal liability by reason of being such a holder; and the issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company.

          (xi) Authorization and Description of the Warrant Agreement. The Warrant Agreement has been duly and validly authorized by the Company and, when duly executed and delivered by the Company (assuming due execution and delivery thereof by the Warrant Agent), will constitute a valid and legally binding agreement of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereinafter in effect relating to or affecting creditors' rights generally and to general principles of equity and public policy (regardless of whether such enforceability is considered in a proceeding in equity or at law); the Warrant Agreement conforms, in all material respects, to all statements relating thereto contained in the Prospectus and such description conforms, in all material respects, to the rights set forth in the instruments defining the same.

          (xii) Authorization of the Warrant Shares. The Warrant Shares have been duly and validly authorized for issuance by the Company and, when issued upon exercise of the Warrants in accordance with the terms and conditions contained in the Warrant Agreement, will be validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights. The Warrant Shares have been duly reserved for issuance in accordance with the terms of the Warrants and the Warrant Agreement.

          (xiii) Authorization and Description of the Warrants. The Warrants have been duly authorized by the Company and, when duly executed by the Company and countersigned by the Warrant Agent in accordance with the provisions of the Warrant Agreement and when delivered to and paid for by the Underwriter in accordance with the terms of this Agreement, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Warrant Agreement and enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereinafter in effect relating to or affecting creditors' rights generally and to general principles of equity and public policy (regardless of whether such enforceability is considered in a proceeding in equity or at law); the Warrants conform, in all material respects, to all statements relating thereto contained in the Prospectus and such description conforms, in all material respects, to the rights set forth in the instruments defining the same.

          (xiv) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments"), which violation of default would, individually or in the aggregate, have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in "Use of Proceeds" section of the Prospectus) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances as would not, individually or in the aggregate, have a Material Adverse Effect), nor will such action result in any violation of (A) the provisions of the charter or bylaws of the Company or any of its subsidiaries or (B) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

          (xv) Absence of Labor Dispute. (a) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, and (b) the Company is not aware of any existing threatened or imminent labor disturbance by the employees of any of its or any of its subsidiaries' principal suppliers, manufacturers, customers or contractors, that, in case of either (a) or (b), may reasonably be expected to result in a Material Adverse Effect.

          (xvi) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, that is required to be disclosed in the Registration Statement (other than as disclosed therein), or which could reasonably be expected to result in a Material Adverse Effect, or that might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is the subject that are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

          (xvii) Accuracy of Exhibits. There are no contracts or documents that are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto that have not been so described and filed as required.

          (xviii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations or state securities laws.

          (xix) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, in all material respects, and the Sub Quality Gas Monetization Project contemplated in the Prospectus, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that could reasonably be expected to render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein.

          (xx) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to so possess would not, individually or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (xxi) Title to Property. The Company and its subsidiaries have good and defensible title to all real property and good title to all personal property described in the Prospectus as being owned by them and good and defensible title to a leasehold estate in the real and personal property described in the Prospectus as being leased by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Prospectus, or (B) do not, singularly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries.

          (xxii) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xxiii) Environmental Laws. Except as described in the Registration Statement and the Prospectus and except as would not individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company's knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

          (xxiv) Registration Rights. No holder of any securities of the Company has any rights, not effectively satisfied or waived, to require the Company to register the sale of any securities under the 1933 Act in connection with the filing of the Registration Statement or the consummation of the transactions contemplated therein or pursuant to this Agreement.

          (xxv) Stabilizing Transactions; Distribution of Prospectus. The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities, and the Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than the Prospectus or other materials permitted under the 1933 Act.

          (xxvi) Statistical and Market Data. The statistical and market-related data included or incorporated by reference in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company's good faith estimates that are made on the basis of data derived from such sources.

          (xxvii) Finders' Fee. The Company knows of no outstanding claims for services, in the nature of a finder's fee or origination fee or other similar claim, with respect to the transactions contemplated hereby, other than the underwriting fees and compensation to be paid to the Underwriter in accordance with this Agreement.

          (xxviii) Payment of Taxes. All United States federal income tax returns of the Company and its Subsidiaries required by law to be filed have been filed. All taxes shown by such filed tax returns or otherwise assessed, that are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The United States federal income tax returns of the Company through the fiscal year ended December 31, 2002 have been settled and no assessment in connection therewith has been made against the Company. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or reassessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

          (xxix) Internal Controls. The principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act or any related rules and regulations promulgated by the SEC, and the statements contained in any such certification are complete and correct. The Company maintains "disclosure controls and procedures" (as defined in Rule 13a-14(c) under the 1934 Act), and such controls and procedures are designed (i) to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms and (ii) to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company's management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure. The Company does not have any material weaknesses in internal controls, and there has been no fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated by the Commission (and intends to comply with all applicable provisions that are not yet effective upon effectiveness).

          (xxx) Insurance. The Company and its Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.

          (xxxi) Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of any of them, on the other hand, which is required by the 1933 Act or by the 1933 Act Regulations to be described in the Registration Statement or the Prospectus which is not so described or is not described as required.

          (xxxii) Offering Materials. The Company has not distributed and, prior to the later to occur of (A) the Closing Time and (B) completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Prospectus, or other materials, if any, permitted by the 1933 Act and approved by the Underwriter.

          (xxxiii) Sales of Securities. The Company has not made any offering of or consummated any sale of common stock or other securities (including securities convertible into common stock) which would be integrated with or otherwise adversely impact the offering and sale of the Shares and Warrant.

     (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriter or to counsel for the Underwriter in connection with the offering of the Securities shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby on the date of such certificate.

     SECTION 2.  Sale and Delivery to Underwriter; Closing.

     (a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter and the Underwriter agrees to purchase from the Company, at the price set forth in Schedule A, 5,916,000 shares of Common Stock and 887,400 Warrants.

     (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Vinson & Elkins L.L.P., 1001 Fannin Street, Suite 2300, Houston, Texas 77002, or at such other place as shall be agreed upon by the Underwriter and the Company, at 9:00 A.M. (Houston, Texas time) on the third business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called "Closing Time").

     The Shares and Warrants shall each initially be evidenced by global form certificates registered in the name of Cede & Co. as nominee of DTC. Such global certificates shall be deposited at the Closing Time, by or on behalf of the Company, with DTC or its designated custodian, against payment by or on behalf of the Underwriter of the purchase price therefor, by wire transfer (same day funds) to such account or accounts as the Company shall specify at least 48 hours prior to the Closing Time.

     SECTION 3. Covenants of the Company. The Company covenants with the Underwriter as follows:

     (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b) will notify the Underwriter immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) Filing of Amendments. The Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall object.

     (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriter, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits). The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) Delivery of Prospectuses. The Company will furnish to the Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, based on advice of counsel for the Underwriter or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, based on the advice of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the

Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request. The Company agrees to comply with the terms of Section 4.03 of the Warrant Agreement, including keeping the Registration Statement effective, current and in full compliance with the requirements of applicable securities laws throughout the term of the Warrants.

     (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriter, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter may designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of this Agreement.

     (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the "Use of Proceeds" section of the Prospectus.

     (i) Listing and CUSIP. The Company will use its best efforts to effect the listing of the Shares and the Warrant Shares on the Nasdaq National Market. The Company will provide a CUSIP number for the Warrants.

     (j) Restriction on Sale of Securities. During a period commencing on the date of the Prospectus and ending on the 90th day after the date of the Prospectus (the "Lock-Up Period"), the Company will not, without the prior written consent of the Underwriter, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or (E) any shares of Common Stock or options or warrants to purchase Common Stock issued by the Company in connection with the Company's GTL barge project to potential strategic partners or consultants involved in the GTL barge project provided that the proceeds of any such sale shall be dedicated for use in the GTL barge project and all such persons agree to be bound by the restrictions on sale set forth herein.

     (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

     (l) Warrant Shares. The Company, for so long as any Warrants remain outstanding, shall keep reserved and authorized for issuance by the Company such number of shares of Common Stock as may be issuable upon exercise of the Warrants in accordance with and pursuant to the terms of the Warrant Agreement.

     SECTION 4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Prospectus and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriter, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriter, (iii) the fees and disbursements of the Company's counsel, accountants and other advisors, (iv) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (v) any filings with the National Association of Securities Dealers, if any, as may be required in connection with the offering and sale of the Securities, (vi) the printing and delivery to the Underwriter of copies of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriter of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities and
(ix) the fees and expenses incurred in connection with the listing of and obtaining CUSIP numbers for the Securities in accordance with the provisions of
Section 3(i) hereof. In addition, whether or not the transactions contemplated under this Agreement are consummated, or this Agreement expires or is terminated, the Company shall pay to, or on behalf of, the Underwriter, promptly as billed, all reasonable fees, disbursements and out-of-pocket expenses incurred by the Underwriter in connection with its services rendered (including, without limitation, the reasonable fees and disbursements of counsel for the Underwriter, travel and lodging expenses, word processing charges, messenger and duplicating services, facsimile expenses and other customary expenditures). The Underwriter acknowledges that pursuant to the terms of its engagement letter with the Company, the Underwriter agrees not to incur any single item of expense that is likely to exceed $5,000 without the Company's prior consent, which consent will not be unreasonably withheld. The Company, in this regard, acknowledges that the Company has consented to the Underwriter engaging counsel to assist in the offering of the Shares and the Warrants.

     SECTION 5. Conditions of Underwriter's Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

     (a) Effectiveness of Registration Statement. The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter.

     (b) Opinion of Counsel for Company. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Baker Botts LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriter to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriter may reasonably request.

     (c) Opinion of General Counsel of Company. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Richard Edmonson, General Counsel of the Company, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriter may reasonably request.

     (d) Opinion of Counsel for Underwriter. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Vinson & Elkins L.L.P., counsel for the Underwriter, with respect to the matters set forth in clauses (ii) (solely as to preemptive or other similar rights arising by operation of law or under the charter or bylaws of the Company), (iii) through (vi), inclusive, (xii) (solely as to the information in the Prospectus in the "Description of Capital Stock" section of the Prospectus), and the first paragraph following clause (xvii) of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

     (e) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the Chief Executive Officer, President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to such officer's knowledge, are contemplated by the Commission.

     (f) Accountant's Comfort Letter. Prior to the Closing Time, the Underwriter shall have received from Grant Thornton LLP a letter dated such date, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (g) Bring-Down Comfort Letter. At Closing Time, the Underwriter shall have received from Grant Thornton LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

     (h) Approval of Listing. At Closing Time, the Shares and the Warrant Shares shall have been approved for listing on the Nasdaq National Market, subject only to official notice of issuance.

     (i) Lock-up Agreements. At the date of this Agreement, the Underwriter shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule B hereto.

     (j) Additional Documents. At Closing Time, Vinson & Elkins L.L.P. shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained. All proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

     SECTION 6.  Indemnification.

     (a) Indemnification of Underwriter. The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

          (iii) from and against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

     (b) Indemnification of Company, Directors and Officers. The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

     (c) Actions against Parties; Notification. Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) or (b) above, the indemnifying party shall assume the defense of such action, including the employment of counsel and payment of reasonable expenses. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to take charge of the defense of such action within a reasonable time after notice of the institution of such action, (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to the indemnifying party or (iv) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest (in which case of such conflicts the indemnifying party shall not have the right to direct counsel to the indemnified party or parties as to such matters) in any of which events such fees and expenses shall be borne by the indemnifying party and paid as incurred; provided that the indemnifying party shall only be responsible for the fees and expenses of one counsel for the indemnified party or parties hereunder with respect to any claim for indemnity. Anything in this paragraph to the contrary notwithstanding, the indemnifying party shall not be liable for any settlement of any such claim or action effected without its written consent, which consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other hand in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the underwriting discount received by the Underwriter, in each case as set forth on the cover of the Prospectus bear to the aggregate public offering price of the Securities as set forth on such cover.

     The relative fault of the Company, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

     SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriter.

     SECTION 9.  Termination of Agreement.

     (a) Termination; General. The Underwriter may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or
(ii) if there has occurred since the time of execution of this Agreement any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange, the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, (iv) if a banking moratorium has been declared by either Federal, New York or Texas authorities or (v) any of the conditions specified in Section 5 above shall not have been fulfilled when and as required to be fulfilled.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to the Underwriter at 650 Poydras Street; Suite 2215, New Orleans, Louisiana 70130, Attention: Stephen A. Landry; and notices to the Company shall be directed to it at 4322 South 49th West Avenue, Tulsa, Oklahoma 74107, Attention: Chief Executive Officer.

     SECTION 11. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriter and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 12. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 13. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter and the Company in accordance with its terms.

                                           Very truly yours,

                                           Syntroleum Corporation

                                           By:      /s/ John B. Holmes, Jr.
                                                --------------------------------
                                                John B. Holmes, Jr.,
                                                President and
                                                Chief Operating Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

Jefferies & Company, Inc.

By:   /s/ Michael A. Bauer
    -------------------------
      Michael A. Bauer,
      Managing Director

                                   SCHEDULE A

                             SYNTROLEUM CORPORATION

                        5,916,000 Shares of Common Stock

                                       and

                          887,400 Common Stock Warrants

     1. The public offering price per unit of Shares and Warrants shall be $5.60 for an aggregate purchase price of $33,129,600.

     2. The aggregate purchase price for the Shares and Warrants to be paid by the Underwriter shall be $31,316,824, being an amount equal to the public offering price set forth above less $1,812,776.

                                  Schedule A-1

                                   SCHEDULE B

                           Lock-Up Letter Signatories

Kenneth L. Agee, Chairman of the Board and Chief Executive Officer

John B. "Jack" Holmes, Jr., Director, President and Chief Operating Officer

Jeffrey M. Bigger, Senior Vice President and Chief Technology Officer

Kenneth R. Roberts, Senior Vice President of Licensing and Business Development

Larry J. Weick, Senior Vice President and Chief Financial Officer

Carla S. Covey, Vice President of Finance and Controller

Richard L. Edmonson, Vice President, General Counsel and Corporate Secretary

Ronald E. Stinebaugh, Vice President of Corporate Finance and Acquisitions

Frank M. Bumstead, Director

Robert B. Rosene, Jr., Director

P. Anthony Jacobs, Director

James R. Seward, Director

Alvin R. Albe, Jr., Director

Robert A. Day, Director

J. Edward Sheridan, Director

Ziad Ghandour, Director

                                  Schedule B-1

                                                                       Exhibit A

                      FORM OF OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

     (ii) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of the Agreement against payment therefor as set forth in the Agreement, will be validly issued, fully paid and non-assessable. The issuance of the Shares and the Warrants is not subject to the preemptive or other similar rights of any securityholder of the Company pursuant to the Delaware General Corporation Law, the Amended and Restated Certificate of Incorporation, as amended, and By-Laws of the Company.

     (iii) The Warrants have been duly authorized by the Company and, when duly executed by the Company and countersigned by the Warrant Agent in accordance with the provisions of the Warrant Agreement and when delivered to and paid for by the Underwriter in accordance with the terms of the Agreement, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Warrant Agreement and enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereinafter in effect relating to or affecting creditors' rights generally and to general principles of equity and public policy (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (iv) The Warrant Shares have been duly authorized for issuance by the Company and, when issued upon exercise of the Warrants in accordance with the terms and conditions contained in the Warrant Agreement, will be, validly issued, fully paid and non-assessable. The Warrant Shares have been duly reserved for issuance in accordance with the terms of the Warrants and the Warrant Agreement.

     (v) The Agreement has been duly authorized, executed and delivered by the Company.

     (vi) The Warrant Agreement has been duly authorized by the Company and, when duly executed and delivered by the Company (assuming due execution and delivery thereof by the Warrant Agent), will constitute a valid and legally binding agreement of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereinafter in effect relating to or affecting creditors' rights generally and to general principles of equity and public policy (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                                  Exhibit A-1

     (vii) Any required filings of the Prospectus pursuant to Rule 424(b) have been made in the manner and within the time period required by Rule 424(b).

     (viii) The Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than (i) financial statements and schedules (including the notes thereto and the auditors' reports thereon) included or incorporated by reference therein, (ii) the other financial information included or incorporated by reference therein and (iii) the exhibits thereto (as to which we have not been asked to comment) appear on their face to comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

     (ix) The Company's Annual Report on Form 10-K/A for the year ended December 31, 2003 (other than (i) financial statements and schedules (including the notes thereto and the auditors' reports thereon) included or incorporated by reference therein, (ii) the other financial information included or incorporated by reference therein and (iii) the exhibits thereto (as to which we have not been asked to comment) when they were filed with the Commission, appear on their face to comply as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

     (x) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and bylaws of the Company and with the requirements of the Nasdaq National Market.

     (xi) The statements in the Registration Statement and the Prospectus under the captions "Description of Capital Stock" and "Description of Warrants," and in the Registration Statement under Item 15, insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate summaries in all material respects.

     (xii) No consent, approval, authorization or waiver of, or notice to or filing with, or other action by, any governmental authority is required by any statutory law or regulation or ruling known to us as a condition to the execution and delivery by the Company of the Agreement, or the performance by the Company of its obligations under the Agreement, except such as have been obtained under the 1933 Act and the 1934 Act (and except such as may be required under state securities or blue sky laws governing the purchase and distribution of the Shares and the Warrants by the Underwriter, as to which we express no opinion).

     (xiii) Neither the offer, sale or delivery of the Shares and the Warrants by the Company, the execution, delivery or performance of the Agreement by the Company (including the use of the proceeds from the sale of the Shares and the Warrants as described in the Prospectus under the caption "Use of Proceeds") nor compliance by the Company with its obligations under the Agreement will result in any violation of (a) the provisions of the charter or bylaws of the Company or (b) any applicable law, statute, rule or regulation known to us (assuming compliance with all applicable state and securities and blue sky laws.

                                  Exhibit A-2

     (xiv) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

     (xv) To our knowledge, no holder of any securities of the Company has any rights that have not been waived to require the Company to register the sale of any securities pursuant to the Registration Statement in connection with the consummation of the offering and sale of the Shares and the Warrants, or the exercise of the Warrants and issuance of the Warrant Shares upon such exercise. To our knowledge, the offer and sale of the Shares and the Warrants, the exercise of the Warrants and resulting issuance of Warrant Shares upon such exercise will not trigger any antidilution adjustments contained in any agreements or instruments heretofore entered into by the Company.

     (xvi) The Registration Statement has been declared effective under the 1933 Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

     (xvii) The documents incorporated by reference in the Prospectus (other than (i) financial statements and schedules (including the notes thereto and the auditors' reports thereon) included or incorporated by reference therein, (ii) the other financial information included or incorporated by reference therein and (iii) the exhibits thereto (as to which we have not been asked to comment) when they were filed with the Commission, appear on their face to comply as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder.

     We have participated in conferences with officers and other representatives of the Company and counsel for and representatives of the Underwriter at which the contents of the Registration Statement and the Prospectus and related matters were discussed. Although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, we advise you that, on the basis of the foregoing (relying as to materiality to a large extent upon officers and other representatives of the Company and representatives of the Underwriter), no facts have come to our attention which lead us to believe that at its effective date the Registration Statement (other than (i) financial statements and schedules (including the notes thereto and the auditors' reports thereon) included or incorporated by reference therein and (ii) the other financial information included or incorporated by reference therein, as to which we have not been asked to comment), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of the date of the Prospectus, the Prospectus (other than (i) financial statements and schedules (including the notes thereto and the auditors' reports thereon) included or incorporated by reference therein and (ii) the other financial information included or incorporated by reference therein, as to which we have not been asked to comment) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                  Exhibit A-3

     In connection with our opinion expressed above in paragraph (xvi), we have relied upon the oral notification by a member of the staff of the Commission as to the effectiveness of the Registration Statement under the 1933 Act.

     In the foregoing opinions, phrases such as "to our knowledge," "known to us" and those with equivalent wording refer to the conscious awareness of information by the lawyers of this firm who have prepared this opinion, signed this opinion or been actively involved in assisting and advising the Company in connection with the preparation of the Registration Statement and the Prospectus and the execution and delivery of the Underwriting Agreement.

     The opinions expressed in this letter are limited exclusively to the laws of the State of Texas, the contract laws of the State of New York, the General Corporation Law of the State of Delaware and applicable federal laws of the United States of America. This opinion is being furnished to you solely for your use in connection with the transactions consummated on the date hereof pursuant to the Agreement and may not be relied upon by any other person or for any other purpose. This opinion speaks as of the date hereof, and we disclaim any obligation to update this opinion.

                                  Exhibit A-4

                                                                       Exhibit B

                       FORM OF OPINION OF GENERAL COUNSEL
                         OF THE COMPANY TO BE DELIVERED
                            PURSUANT TO SECTION 5(c)

     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

     (ii) The Company has corporate power and authority to own or lease its properties and to conduct its business as described in the Prospectus and to execute and deliver, and perform its obligations under, the Agreement.

     (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

     (iv) Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own or lease its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, and is owned of record and, to our knowledge, beneficially by the Company, directly or through subsidiaries, free and clear of any perfected security interest, lien, encumbrance or adverse claim.

     (v) The issuance of the Shares and the Warrants is not subject to the preemptive or other similar rights of any securityholder of the Company pursuant to any agreement to which the Company is a party or by which its assets or properties are bound.

     (vi) To my knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

     (vii) To my knowledge, neither the Company nor any subsidiary is in violation of its charter or bylaws and no default by the Company or any subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

     (viii) To my knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the

                                  Exhibit B-1

Registration Statement or any document incorporated by reference therein that are not described or filed as required, as the case may be.

     (ix) Neither the offer, sale or delivery of the Shares and the Warrants by the Company, the execution, delivery or performance of the Agreement by the Company (including the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") nor compliance by the Company with its obligations under the Agreement constitutes or will constitute, whether with or without the giving of notice or lapse of time or both, a breach of, or default or Repayment Event (as defined in Section 1(a)(xiv) of the Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject, that has been filed as an exhibit to the Registration Statement or to any document incorporated by reference therein (except for such breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will any such action result in any violation of (a) the provisions of the charter or bylaws of the Company or any subsidiary, (b) any applicable law, statute, rule or regulation (assuming compliance with all applicable state and securities and blue sky laws) or (c) any judgment, order, writ or decree of any court, governmental agency or arbitrator that is known to me to be applicable to the Company or any subsidiary or any of their respective properties.

     (x) To my knowledge, there is not pending or threatened any action, suit or proceeding to which the Company or any subsidiary is a party before or brought by any court or governmental agency or body, domestic or foreign, which would result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Agreement or the performance by the Company of its obligations thereunder.

I have participated in conferences with officers and other representatives of the Company and counsel for and representatives of the Underwriter at which the contents of the Registration Statement and the Prospectus and related matters were discussed. Although I am not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, I advise you that, on the basis of the foregoing no facts have come to my attention which lead me to believe that at its effective date the Registration Statement (other than (i) financial statements and schedules (including the notes thereto and the auditors' reports thereon) included or incorporated by reference therein and
(ii) the other financial information included or incorporated by reference therein, as to which I have not been asked to comment) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of the date of the Prospectus, the Prospectus (other than (i) financial statements and schedules (including the notes thereto and the auditors' reports thereon) included or incorporated by reference therein and (ii) the other financial information included or incorporated by reference therein, as to which I have not been asked to comment) contained an untrue statement of a material fact or omitted to state a material fact

                                  Exhibit B-2
necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The opinions expressed in this letter are limited exclusively to the laws of the State of Texas and the federal laws of the United States of America and the corporate laws of the State of Delaware. This opinion is being furnished to you solely for your use in connection with the transactions consummated on the date hereof pursuant to the Agreement and may not be relied upon by any other person or for any other purpose. This opinion speaks as of the date hereof, and I disclaim any obligation to update this opinion.

                                  Exhibit B-3

                                                                       Exhibit C

                                  ------------


Jefferies & Company, Inc.
650 Poydras Street; Suite 2215
New Orleans, Louisiana 70130

     Re:  Proposed Public Offering by Syntroleum Corporation

Dear Sirs:

     The undersigned, an officer and/or director of Syntroleum Corporation, a Delaware corporation (the "Company"), understands that Jefferies & Company, Inc. ("Jefferies") proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with the Company providing for the public offering of
(i) 5,916,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), and (ii) 887,400 warrants to purchase initially 887,400 shares of Common Stock (collectively, the "Securities"). In recognition of the benefit that such an offering will confer upon the undersigned as an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with Jefferies that, during a period commencing on the date of the Underwriting Agreement and ending on the 180th day after the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of Jefferies, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise; provided, however, that the restrictions in clauses (i) and (ii) above shall not apply to (A) any bona fide gift of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock to a donee; provided that (a) each donee shall execute and deliver to Jefferies a duplicate form of this Lock-up Agreement and
(b) no filing by any party (donor or donee) under Section 16(a) of the Securities Exchange Act of 1934, as amended, shall be required or shall be made voluntarily in connection with such transfer (other than a filing on Form 5 made after the expiration of the 180-day period referred to above); (B) any transfers pursuant to bona fide pledges of securities existing on the date of this letter,
(C) intra-family transfers provided the transferee agrees to be bound by these restrictions and (D) withholding or surrender of securities to satisfy tax withholding obligations.

                                Very truly yours,

                                Signature: _________________________

                                Print Name: ________________________

                                  Exhibit C-1